UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 16, 2007

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 16, 2007, after approval of Alexion Pharmaceuticals, Inc.’s (“Alexion”) Soliris™ (eculizumab) humanized antibody product by the U.S. Food and Drug Administration, in order to protect PDL BioPharma, Inc.’s (the “Company”) intellectual property rights, the Company filed a lawsuit against Alexion seeking monetary damages for infringement of certain of the Company’s patents. Because the Company does not seek to deprive patients with paroxysmal nocturnal hemoglobinuria and physicians from access to Alexion’s Soliris™ (eculizumab) humanized antibody product, the Company is not seeking an injunction against Alexion. The Company has not yet served its complaint on Alexion.

The Company has contacted Alexion about a license to Alexion under certain of the Company’s antibody humanization patents, commonly referred to as the Queen patents, and is seeking to meet with Alexion to discuss negotiation of license terms.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2007

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer

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